Registration No. 333-_________



As filed with the Securities and Exchange Commission on May ___, 2000





                         SECURITIES AND EXCHANGE COMMISSION

                               Washington, D.C. 20549



                               FORM S-8



                        REGISTRATION STATEMENT

                                UNDER

                      THE SECURITIES ACT OF 1933

                          __________________



                     THE MANITOWOC COMPANY, INC.

        (Exact name of registrant as specified in its charter)







           WISCONSIN                                39-0448110

(State or other jurisdiction of                  (I.R.S. Employer

incorporation or organization)                  Identification No.)



     500 South 16th Street

          P.O. Box 66

     Manitowoc, Wisconsin                           54221-0066


(Address of Principal Executive                     (Zip Code)

           Offices)



                           _______________



                     THE MANITOWOC COMPANY, INC.

             1999 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

                       (Full title of the plan)

                         ___________________





      MAURICE JONES, ESQ.

        General Counsel                              Copy to:

  The Manitowoc Company, Inc.                 FREDRICK G. LAUTZ, ESQ.

     500 South 16th Street                      Quarles & Brady LLP

          P.O. Box 66                        411 East Wisconsin Avenue

Manitowoc, Wisconsin 54221-0066            Milwaukee, Wisconsin  53202-4497



               (Name and address of agent for service)



                            (920) 684-4410

    (Telephone number, including area code, of agent for service)





                   CALCULATION OF REGISTRATION FEE



                                               PROPOSED


                                                MAXIMUM      PROPOSED MAXIMUM

                              AMOUNT TO BE      OFFERING        AGGREGATE          AMOUNT OF

 TITLE OF SECURITIES TO BE     REGISTERED       PRICE        OFFERING PRICE       REGISTRATION

        REGISTERED                             PER SHARE                               FEE




  Common Stock, $0.01 par      187,500 (1)       (2)(3)       $6,304,687.50 (2)      $1,664.44

      value per share


 (1) The Plan provides for the possible adjustment of the number,

     price and kind of shares covered by options granted or to be granted in the event of certain capital or other changes

     affecting the Registrant's Common Stock.  This Registration

     Statement therefore covers, in addition to the above-stated

     187,500 shares, an indeterminate number of shares that may become subject to the Plan by reason of any such adjustment.



(2)  Pursuant to Rule 457(h), estimated solely for the purpose of computing the registration fee, based upon 187,500 shares of

     Common Stock available to be issued under the 1999 Non-Employee

     Director Stock Option Plan, at $33.625 per share, which is the average of the high and low sales prices of the Registrant's

     Common Stock on the New York Stock Exchange Composite Tape on May

     9, 2000, as reported in the Wall Street Journal.



(3)  In accordance with the terms of the Plan, the actual offering price of each share of Registrant's Common Stock covered by an option shall be 100% of the Fair Market Value of such stock on the date the option is granted.

=======================================================================

                                       PART I



                INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS



     Information specified in Part I of Form S-8 (Items 1 and 2) will be sent or given to Plan participants as specified by Rule 428(b)(1)

under the Securities Act of 1933.



                                      PART II



                 INFORMATION REQUIRED IN THE REGISTRATION STATEMENT



ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.



     The following documents have been previously filed by The

Manitowoc Company, Inc. (the "Registrant") (Commission File No. 001-

11978) with the Securities and Exchange Commission (the "Commission")

pursuant to the Securities Exchange Act of 1934 (the "1934 Act")  and

are incorporated by reference:



(a) the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999;



(b) the description of the Registrant's Common Stock contained in

    Item 1 of the Registrant's Registration Statement on Form 8-A,

    and any amendment or report filed for the purpose of updating such description; and



(c) the description of the Registrant's Common Stock Purchase Rights contained in Item 1 of the Registrant's Registration Statement on

    Form 8-A, and any amendment or report filed for the purpose of updating such description.



     All documents subsequently filed by the Registrant pursuant to

Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.



     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any statement so modified or

superseded shall not be deemed, except as so modified or superseded,

to constitute a part hereof.



ITEM 4.  DESCRIPTION OF SECURITIES.



     Not applicable. See Item 3(c) above.





ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.



     Not applicable.



ITEM 6.  INDEMNIFICATION OF OFFICERS AND DIRECTORS.



     The Registrant is incorporated under the Wisconsin Business

Corporation Law ("WBCL").  Under Section 180.0851(1) of the WBCL, the

Registrant is required to indemnify a director or officer, to the extent such person is successful on the merits or otherwise in the defense of a proceeding, for all reasonable expenses incurred in the proceeding if such person was a party because he or she was a director or officer of the Registrant.  In all other cases, the

Registrant is required by Section 180.0851(2) to indemnify a director or officer against liability incurred in a proceeding to which such person was a party because he or she was a director or officer of the

Registrant, unless it is determined that he or she breached or failed to perform a duty owed to the Registrant and the breach or failure to perform constitutes:  (i) a willful failure to deal fairly with the

Registrant or its shareholders in connection with a matter in which the director or officer has a material conflict of interest; (ii) a violation of criminal law, unless the director or officer had reasonable cause to believe his or her conduct was lawful or no reasonable cause to believe his or her conduct was unlawful; (iii) a transaction from which the director or officer derived an improper personal profit; or (iv) willful misconduct.  Section 180.0858 provides that, subject to certain limitations, the mandatory indemnification provisions do not preclude any additional right to indemnification or allowance of expenses that a director or officer may have under the Registrant's Articles of Incorporation, Bylaws,

any written agreement between the director or officer and the

Registrant or a resolution of the Board of Directors or shareholders.



     Section 180.0859 of the WBCL provides that it is the public policy of the State of Wisconsin to require or permit

indemnification, allowance of expenses and insurance to the extent required or permitted under Sections 180.0850 to 180.0858 of the

WBCL, for any liability incurred in connection with a proceeding involving a federal or state statute, rule or regulation regulating the offer, sale or purchase of securities.



     Section 180.0828 of the WBCL provides that, with certain

exceptions, a director is not liable to a corporation, its

shareholders, or any person asserting rights on behalf of the corporation or its shareholders, for damages, settlements, fees,

fines, penalties or other monetary liabilities arising from a breach of, or failure to perform, any duty resulting solely from his or her status as a director, unless the person asserting liability proves that the breach or failure to perform constitutes any of the four exceptions to mandatory indemnification under Section 180.0851(2)

referred to above.



     Under Section 180.0833 of the WBCL, directors of the Registrant against whom claims are asserted with respect to the declaration of improper dividends or distributions to shareholders or certain other improper acts which they approved are entitled to contribution from other directors who approved such actions and from shareholders who knowingly accepted an improper dividend or distribution, as provided therein.



     Article IV of the Registrant's Articles of Incorporation

provides that the Registrant may indemnify any of its directors and officers.  Article IV of the Registrant's Bylaws contains provisions that generally parallel the indemnification provisions of the WBCL and covers certain procedural matters not dealt with in the WBCL.



     The Registrant maintains a liability insurance policy for its directors and officers as permitted by Wisconsin law which may extend to, among other things, liability arising under the Securities Act of

1933, as amended.



     The Registrant has entered into Indemnity Agreements with each of the members of the Registrant's Board of Directors and each executive officer of the Registrant.  Pursuant to such Indemnity

Agreements, the Registrant is required to indemnify each such person to the fullest extent permitted or required by the Wisconsin Business

Corporation Law against any liability incurred by such person in any proceeding in which such person is a party because he is a director or executive officer of the Registrant.



ITEM 7.  EXEMPTION FROM THE REGISTRATION CLAIMED.



     Not applicable.








ITEM 8.  EXHIBITS.



     See Exhibit Index following Signatures page in this Registration

Statement, which Exhibit Index is incorporated herein by reference.



ITEM 9.  UNDERTAKINGS.



(a) The undersigned Registrant hereby undertakes:



(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:



(i)   To include any prospectus required by Section 10(a)(3) of the

     Securities Act of 1933;






(ii)  To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the

     information set forth in the Registration Statement.

     Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered)

     and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of

     prospectus filed with the Commission pursuant to Rule 424(b) if,

     in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;



(iii)       To include any material information with respect to the

     plan of distribution not previously disclosed in the

     Registration Statement or any material change to such

     information in the Registration Statement;



          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii)

of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with the Commission by the

Registrant pursuant to Section 13 or Section 15(d) of the Securities

Exchange Act of 1934 that are incorporated by reference in the

Registration Statement.




          (2)     That, for the purpose of determining any liability

under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.



          (3)     To remove from registration by means of a post-

effective amendment any of the securities being registered which remain unsold at the termination of the offering.



     (b)    The undersigned Registrant hereby undertakes that, for

purposes of determining any liability under the Securities Act of

1933, each filing of the Registrant's annual report pursuant to

Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934

(and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange

Act of 1934) that is incorporated by reference in the Registration

Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such

securities at that time shall be deemed to be the initial bona fide offering thereof.



     (h)    Reference is made to the indemnification provisions

described in Item 6 of this Registration Statement.






          Insofar as indemnification for liabilities arising under

the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such

indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being

registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such

indemnification by it is against public policy as expressed in the

Act and will be governed by the final adjudication of such issue.





                                     SIGNATURES



    Pursuant to the requirements of the Securities Act of 1933, the

Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Manitowoc,

State of Wisconsin, on April 12, 2000.






                                  THE MANITOWOC COMPANY, INC.





                                  By: /s/ Terry D. Growcock
                                     -----------------------

                                              Terry D. Growcock

                                              President and Chief

                                                Executive Officer



    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, Terry D. Growcock, Maurice

Jones, and E. Dean Flynn, and each of them, his true and lawful attorneys-in-fact and agents, for him and in his name, place and stead in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person,

hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue thereof.



    Pursuant to the requirements of the Securities Act of 1933, this

Registration Statement has been signed by the following persons in the capacities and on the dates indicated.






    Signature                             Title                           Date





/s/ Terry D. Growcock               President,Chief Executive Officer        *

------------------------            Director

Terry D. Growcock





/s/ Glen E. Tellock                 Senior Vice President & Chief Financial  *

-------------------------           Officer (Principal Financial Officer

Glen E. Tellock                      of the Registrant)







/s/ Maurice Jones                   General Counsel and Secretary

--------------------------

Maurice Jones                                                                *





/s/ Dean H. Anderson                 Director                                *

---------------------------

Dean H. Anderson





/s / James P. McCann                 Director                                *

----------------------------

James P. McCann








/s/ George T. McCoy                  Director                                *

-----------------------------

 George T. McCoy





/s/ Guido R. Rahr, Jr                Director                                *

-----------------------------

Guido R. Rahr, Jr.










/s/ Gilbert F. Rankin, Jr.           Director                                *

-----------------------------

Gilbert F. Rankin, Jr.





/s/ Robert C. Stift                 Director                                 *

-----------------------------

Robert C. Stift





/s/ Robert S. Throop                Director                                 *

------------------------------

Robert S. Throop





* Each of these signatures is affixed as of April 12, 2000.





                            THE MANITOWOC COMPANY, INC.

                                 (THE "REGISTRANT")

                          (COMMISSION FILE NO. 001-11978)



                                   EXHIBIT INDEX

                                         TO

                          FORM S-8 REGISTRATION STATEMENT









Exhibit                                      Incorporated                Filed

Number         Description                    Herein                   Herewith

                                               By

                                            Reference To
---------     ------------------------ ----------------------------  ----------




4.1             Amended and                 Exhibit 3(a) to the

                Restated Articles           Company's Annual Report

                of Incorporation            on Form 10-K for the

                as amended on               fiscal year ended June

                November 5, 1984            29, 1985




4.2            Restated By-Laws            Exhibit 3.2 to the

               (as amended                 Company's Quarterly

               through May 22,             Report on Form 10-Q

               1995) including             for the quarter

               amendment to                ended June 30, 1995

               Article II

               changing the date

               of the annual

               meeting




5.1            Opinion of                                                     X


               Counsel




23.1           Consent of                                                     X

               Independent

               Accountants




23.2           Consent of                                       Contained in

               Counsel                                          opinion filed

                                                                as Exhibit 5.1




24.1           Powers of                                        Signatures

               Attorney                                         page to this

                                                                Registration

                                                                Statement




99.1           The Manitowoc               Exhibit 10 to the

               Company, Inc.               Company's Quarterly

               1999 Non-Employee           Report on Form 10-Q

               Directors' Stock            for the quarter

               Option Plan                 ended June 30, 1999








QBMKE\4313079.1